UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 20, 2026

Vital Farms, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39411	27-0496985
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3601 South Congress Avenue Suite C100 Austin, Texas		78704
(Address of Principal Executive Offices)		(Zip Code)

(877) 455-3063

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	VITL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02 Results of Operations and Financial Condition

On February 26, 2026, Vital Farms, Inc. (the “Company”) issued a press release announcing its financial results for the fiscal year ended December 28, 2025. A copy of the earnings press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K (this “Current Report”) and is incorporated herein by reference.

The information provided under Item 2.02 of this Current Report, including Exhibit 99.1 hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any of the Company’s filings with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 5.02 Departure of Directors or Certain Officers; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On February 20, 2026, Matthew O’Hayer, the Company’s founder, Executive Chairperson and a member of the Company's Board of Directors (the “Board”) informed the Company and the Board of his resignation as Executive Chairperson, as a member of the Board and as an employee, effective February 24, 2026 (the “Effective Date”). Mr. O’Hayer’s resignation is not due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Mr. O’Hayer will serve as a non-employee advisor to the Company, pursuant to a resignation agreement entered into between Mr. O’Hayer and the Company.

In connection with Mr. O’Hayer’s resignation, the Board (i) approved the appointment of Russell Diez-Canseco, the Company’s President and Chief Executive Officer and a member of the Board, to serve as Executive Chairperson of the Board and (ii) decreased the size of the Board from nine to eight members, each as of the Effective Date. Denny Marie Post will continue to serve as the Board’s lead independent director.

A copy of the press release announcing the transition is furnished as Exhibit 99.2 to this Current Report.

Item 7.01 Regulation FD Disclosure.

A copy of the Company’s press releases announcing the foregoing are attached to this Current Report as Exhibits 99.1 and 99.2 and incorporated herein by reference. The information in this Item 7.01 and in Exhibits 99.1 and 99.2 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any of the Company’s filings with the SEC under the Securities Act or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 8.01 Other Events.

On February 26, 2026, the Company announced that the Board has authorized and approved a plan to repurchase up to $100.0 million of shares (the “Stock Repurchase Program”) of the Company’s outstanding common stock, par value $0.0001 per share (“Common Stock”). Under the Stock Repurchase Program, the Company intends to repurchase shares of Common Stock from time to time, including, without limitation, pursuant to one or more written repurchase plans intended to qualify for the protections of Rule 10b5-1 of the Exchange Act, open market transactions made in reliance on the Rule 10b-18 of the Exchange Act safe harbor, and/or similar arrangements. The Company intends to complete the Stock Repurchase Program by February 19, 2028, dependent on general business and market conditions.

The Company cannot predict when or if it will repurchase any shares of its outstanding Common Stock as its use of Stock Repurchase Program will depend on a number of factors, including any applicable securities laws, price, general business and market conditions, and alternative investment opportunities. Information regarding Common Stock repurchases will be available in the Company’s future periodic reports on Forms 10-Q and 10-K filed with the SEC as required by the applicable rules of the Exchange Act.

This Current Report contains forward-looking information, as that term is defined under the Exchange Act, including information regarding purchases by the Company of its Common Stock pursuant to an open market transaction and/or any Rule 10b5-1 trading plans. By their nature, forward-looking information and statements are subject to risks, uncertainties, and contingencies, including changes in price and volume and the volatility of the Company’s Common Stock; adverse developments affecting either or both of prices and trading of exchange-traded securities, including securities listed on the Nasdaq Stock Market; and unexpected or otherwise unplanned or alternative requirements with respect to the capital investments of the Company. The Company does not undertake to update any forward-looking statements or information, including those contained in this Current Report.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
99.1	Earnings Press Release, dated February 26, 2026
99.2	Press Release, dated February 26, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vital Farms, Inc.

Dated: February 26, 2026	By:	/s/ Thilo Wrede
Thilo Wrede
Chief Financial Officer